Exhibit 99.1

For Immediate Release
Investor Contact: Chris Meyers	Media Contact: Meredith Gremel
Executive Vice President & CFO	Vice President Corporate Affairs and Communications
(616) 878-8023	(616) 878-2830

SpartanNash Announces Second Quarter Fiscal Year 2016 Financial Results

Achieved 1.8% Increase in Net Sales in a Deflationary Environment

Reported Second Quarter EPS from Continuing Operations of $0.47 per Diluted Share; Adjusted Second Quarter EPS from Continuing Operations Improved Nine Percent to $0.58 per Diluted Share

GRAND RAPIDS, MICHIGAN – August 17, 2016 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today reported financial results for the 12-week second quarter and 28-week period ended July 16, 2016.

Second Quarter Results

Consolidated net sales for the 12-week second quarter increased to $1.83 billion from $1.80 billion in the prior year quarter, driven by increases in the food distribution and military segments.

Reported operating earnings were $32.6 million compared to $36.8 million for the prior year quarter primarily due to higher restructuring and asset impairment charges. Adjusted operating earnings improved $2.1 million to $39.3 million from $37.2 million for the prior year quarter due to lower operating expenses resulting from productivity and efficiency initiatives as well as the benefit from increased sales, partially offset by higher health care costs and expenses related to the start-up of new business.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was $58.7 million, or 3.2 percent of net sales, compared to $58.5 million, or 3.3 percent of net sales in the prior year quarter. Adjusted EBITDA is a non-Generally Accepted Accounting Principles (GAAP) financial measure. Please see the financial tables at the end of this press release for a reconciliation of net earnings to Adjusted EBITDA, and a reconciliation of each non-GAAP financial measure to the most directly comparable measure prepared and presented in accordance with GAAP.

Reported earnings from continuing operations for the second quarter were $17.6 million, or $0.47 per diluted share, compared to $20.3 million, or $0.54 per diluted share, in the prior year quarter. Adjusted earnings from continuing operations for the second quarter increased to $21.7 million, or $0.58 per diluted share, from $19.8 million, or $0.53 per diluted share, in the prior year quarter. Current year adjusted earnings from continuing operations exclude net after-tax charges of $0.11 per diluted share primarily related to asset impairment charges, restructuring activities associated with the Company’s warehouse rationalization plan, and ongoing merger integration activities. Prior year adjusted earnings from continuing operations excluded a net after-tax gain of $0.01 per diluted share related to a benefit associated with tax planning initiatives and net gains on sales of previously-closed stores, partially offset by expenses associated with merger integration activities. Adjusted earnings from continuing operations is a non-GAAP operating financial measure.

“We are generally pleased with our execution in the second quarter and the progress we have made operationally and strategically, particularly our ability to grow sales in a challenging operating environment,” stated Dennis Eidson, SpartanNash's President and Chief Executive Officer. “New business growth and operational efficiencies helped mitigate the impact of deflation on our bottom line. We are also encouraged by our diverse pipeline of sales opportunities and remain on track to achieve our financial objectives for the year. Additionally, we continue to take steps to position the company for growth by: enhancing our merchandising, pricing, and promotional strategies to drive greater customer engagement and improve the overall shopping experience; expanding our organic and private brand product offerings to provide our customers with quality products at affordable prices; investing in select retail markets; and improving operations and expense leverage through our supply chain optimization and merger integration efforts.”

Gross profit margin for the second quarter was 14.4 percent compared to 14.6 percent in the prior year quarter primarily due to changes in the mix of business operations, new business, and deflationary impacts.

Reported operating expenses for the second quarter were $230.1 million, or 12.6 percent of sales, compared to $225.2 million, or 12.5 percent of sales, in the prior year quarter. Second quarter operating expenses would have been $223.4 million, or 12.2 percent of net sales, compared to $224.9 million, or 12.5 percent of net sales in the prior year quarter, if restructuring, asset impairment, and merger integration charges were excluded from both periods and last year’s net gains on property sales and expenses related to tax planning initiatives were excluded. The decrease as a rate to sales would have been primarily due to lower: depreciation expense associated with fully depreciated assets; utility and occupancy costs; and various operating expenses resulting from productivity and efficiency initiatives, partially offset by higher health care costs.

Food Distribution Segment

Net sales for the food distribution segment increased to $820.3 million from $782.7 million in the prior year quarter primarily due to new business gains and growth of existing accounts.

Reported operating earnings for the food distribution segment were $19.2 million compared to $19.4 million in the prior year quarter. Second quarter adjusted operating earnings increased to $21.6 million from $18.5 million in the prior year quarter. The increase was due to improvements from new sales, supply chain optimization efforts, merger synergies and lower depreciation expense partially offset by higher health care costs.

Second quarter adjusted operating earnings exclude $2.4 million of net pre-tax charges consisting of restructuring charges related to the Company’s warehouse optimization plan and merger integration expenses. The prior year second quarter excludes $0.9 million of pre-tax gains related to a legal settlement, net of merger integration costs and professional fees associated with tax planning initiatives. Adjusted operating earnings is a non-GAAP operating financial measure.

Retail Segment

Net sales for the retail segment were $501.8 million in the second quarter compared to $516.1 million for the prior year quarter. The decrease was primarily attributable to a 3.0 percent decrease in comparable store sales, excluding fuel; $9.8 million in lower sales resulting from the closure of retail stores and fuel centers; and $4.1 million due to lower retail fuel prices compared to the prior year; partially offset by contributions from stores acquired in the second quarter of last year.

Comparable store sales reflect the continued challenging economic conditions in select geographies, retail price deflation and competitive store openings, particularly in the Company’s western region.

Reported operating earnings in the retail segment were $10.9 million compared to $13.5 million in the prior year quarter primarily due to asset impairment charges incurred in the current year. Adjusted operating earnings increased to $15.5 million from $14.7 million in the prior year quarter. Current year adjusted operating earnings exclude $4.6 million of pre-tax asset impairment and merger integration charges. The prior year second quarter excludes $1.2 million of pre-tax merger integration and acquisition costs and net gains on the sales of previously closed stores. The increase in adjusted operating earnings was primarily due to improved fuel margins and favorable rebate programs, partially offset by the lower comparable store sales volumes.

During the second quarter, the Company completed one remodel in Michigan and eight remodels in Omaha. Grand re-openings for the Omaha stores, which were re-bannered to Family Fare, were held the first week of the third quarter. SpartanNash ended the quarter with 160 Company-owned retail stores, 79 pharmacies, and 29 fuel centers.

Military Segment

Net sales for the Company's military segment increased to $505.4 million from $497.0 million in the prior year quarter. The increase was primarily due to new business gains associated with the distribution of fresh products, partially offset by continued lower sales at the Defense Commissary Agency (DeCA) operated commissaries.

Reported operating earnings for the military segment were $2.5 million compared to $3.9 million in the prior year quarter. The decrease was primarily due to the lack of inflationary gains, higher health care costs, and a shift in business mix. Second quarter adjusted operating earnings were $2.2 million compared to $4.0 million in the prior year period.

Balance Sheet and Cash Flow

Cash flow provided by operating activities for the year-to-date period was $54.7 million, compared to $123.4 million in the comparable period last year. The decrease was primarily due to changes in working capital, particularly around the timing of vendor and income tax payments and increased working capital requirements to support sales growth.

Long-term debt and capital lease obligations, including current maturities, were $492.5 million at July 16, 2016 compared to $486.8 million at January 2, 2016. Net long-term debt (including current maturities and capital lease obligations and subtracting cash) for the Company was $468.7 million as of July 16, 2016 compared to $464.1 million at January 2, 2016. The Company's total net long-term debt-to-capital ratio is 0.4-to-1.0 and net long-term debt to Adjusted EBITDA is 2.0-to-1.0 as of July 16, 2016. Net long-term debt is a non-GAAP financial measure.

Outlook

Mr. Eidson continued, “With current market headwinds and economic conditions likely to persist, particularly in our western geographic areas, we remain focused on operating our business with a disciplined approach. We will continue to implement our initiatives to enhance our merchandising, pricing and promotional strategies, including expanding our organic and private brand product offerings, improving our produce offering, and driving greater customer engagement through our loyalty program. We are excited about the initial roll out of Open Acres™, our new private brand for fresh products, as this will provide our consumers in both Company-owned and independent store locations with quality fresh products at a significant savings. Additionally, we recently completed eight remodels and re-banners to Family Fare in Omaha, Nebraska, improving our offering to the customer while highlighting our variety and value, especially as it relates to produce and private brand, and have been encouraged by the initial customer response. In our combined food distribution and military network, we consolidated our Statesboro, Georgia warehouse facility and continue to look for ways to optimize our supply chain. We also continue to see opportunities to drive new business and growth, including those within the alternative channel space, and we remain dedicated to offering solutions to complicated logistic issues. We will also proactively pursue financially and strategically attractive acquisition opportunities.”

Based on the first half results and outlook for the remainder of the year, the Company is maintaining its previously issued fiscal 2016 guidance of adjusted earnings per diluted share from continuing operations of approximately $2.07 to $2.18, excluding merger integration costs and other adjusted charges and gains, compared to $1.98 in the prior year. We anticipate that reported earnings from continuing operations will be in the range of approximately $1.66 to $1.77 per diluted share, compared to $1.67 in the prior year. The guidance is based on expectations for the second half of the year of sales growth in food distribution; continued contributions from new fresh business in the Company’s military division, which will lessen the volume impact of the poor performance at the DeCA operated commissaries; and slightly negative to flat comparable retail store sales, reflecting deflation and the competitive sales environment, partially offset by improvements resulting from capital investments, merchandising initiatives and the cycling of competitive openings. The Company anticipates that fourth quarter adjusted earnings per diluted share from continuing operations will be lower than the prior year due to the significant inflation-related benefit from LIFO realized in the fourth quarter of fiscal 2015 of approximately $0.07 per diluted share.

The Company continues to expect capital expenditures for fiscal year 2016 to be in the range of $72.0 million to $75.0 million, with depreciation and amortization of approximately $76.0 million to $78.0 million and total interest expense of approximately $18.0 to $20.0 million.

Conference Call

A telephone conference call to discuss the Company’s second quarter of fiscal 2016 financial results is scheduled for 9:00 a.m. Eastern Time, Thursday, August 18, 2016. A live webcast of this conference call will be available on the Company’s website, www.spartannash.com/webcasts. Simply click on “For Investors” and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately ten days.

About SpartanNash

SpartanNash (SPTN) is a Fortune 400 company and the leading distributor serving U.S. military commissaries and exchanges in the world, in terms of revenue. The Company's core businesses include distributing grocery products to military commissaries and exchanges and independent and Company-owned retail stores located in 47 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain and Egypt. SpartanNash currently operates 160 supermarkets, primarily under the banners of Family Fare Supermarkets, Family Fresh Markets, D&W Fresh Markets, and Sun Mart.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "outlook," "pipeline," "optimistic," "committed," "anticipates," "continue," "expects," "look forward," "guidance," "opportunities," "position," "focus," or "plan" or similar expressions or that an event or trend "will" occur, or is "beginning." Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date, and are not guarantees of the future performance of the combined company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these and other risks is contained in SpartanNash’s most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, the merger, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	July 16,	July 18,	July 16,	July 18,
	2016	2015	2016	2015
Net sales	$1,827,562	$1,795,864	$4,106,332	$4,108,547
Cost of sales	1,564,863	1,533,822	3,509,391	3,510,259
Gross profit	262,699	262,042	596,941	598,288

Operating expenses
Selling, general and administrative	223,418	225,433	519,799	527,804
Merger integration and acquisition	913	151	1,810	2,835
Restructuring charges (gains) and asset impairment	5,748	(336)	21,052	7,002
Total operating expenses	230,079	225,248	542,661	537,641

Operating earnings	32,620	36,794	54,280	60,647

Other (income) and expenses
Interest expense	4,437	4,894	10,260	11,644
Other, net	(120)	(26)	(270)	(54)
Total other expenses, net	4,317	4,868	9,990	11,590

Earnings before income taxes and discontinued operations	28,303	31,926	44,290	49,057
Income taxes	10,743	11,619	16,770	18,303
Earnings from continuing operations	17,560	20,307	27,520	30,754

Loss from discontinued operations, net of taxes	(76)	(46)	(185)	(166)
Net earnings	$17,484	$20,261	$27,335	$30,588

Basic earnings per share:
Earnings from continuing operations	$0.47	$0.54	$0.73	$0.82
Loss from discontinued operations	—	—	—	(0.01)	*
Net earnings	$0.47	$0.54	$0.73	$0.81

Diluted earnings per share:
Earnings from continuing operations	$0.47	$0.54	$0.73	$0.81
Loss from discontinued operations	—	—	—	—
Net earnings	$0.47	$0.54	$0.73	$0.81

Weighted average shares outstanding:
Basic	37,475	37,584	37,483	37,644
Diluted	37,547	37,710	37,541	37,770

*Includes rounding

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 16, 2016	July 18, 2015
Assets
Current assets
Cash and cash equivalents	$23,816	$13,085
Accounts and notes receivable, net	306,418	298,034
Inventories, net	536,299	552,327
Prepaid expenses and other current assets	28,862	21,678
Property and equipment held for sale	—	5,996
Total current assets	895,395	891,120

Property and equipment, net	575,063	587,871
Goodwill	322,686	331,523
Other assets, net	130,719	112,864

Total assets	$1,923,863	$1,923,378

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$339,084	$350,719
Accrued payroll and benefits	62,687	60,541
Other accrued expenses	42,788	45,705
Current maturities of long-term debt and capital lease obligations	19,106	21,669
Total current liabilities	463,665	478,634

Long-term liabilities
Deferred income taxes	121,352	116,135
Postretirement benefits	16,061	17,022
Other long-term liabilities	45,519	39,379
Long-term debt and capital lease obligations	473,399	506,398
Total long-term liabilities	656,331	678,934

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 37,468 and 37,517 shares outstanding	518,702	518,615
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive loss	(11,445)	(11,359)
Retained earnings	296,610	258,554
Total shareholders’ equity	803,867	765,810

Total liabilities and shareholders’ equity	$1,923,863	$1,923,378

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	28 Weeks Ended
	July 16, 2016	July 18, 2015
Cash flows from operating activities
Net cash provided by operating activities	$54,665	$123,355
Net cash used in investing activities	(35,528)	(54,606)
Net cash used in financing activities	(17,759)	(52,725)
Net cash used in discontinued operations	(281)	(9,382)
Net increase in cash and cash equivalents	1,097	6,642
Cash and cash equivalents at beginning of period	22,719	6,443
Cash and cash equivalents at end of period	$23,816	$13,085

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(In thousands)

(Unaudited)

	12 Weeks Ended				28 Weeks Ended
	July 16, 2016		July 18, 2015		July 16, 2016		July 18, 2015
Military Segment:
Net sales	$505,418	27.6%	$497,047	27.7%	$1,179,941	28.7%	$1,196,441	29.1%
Operating earnings	$2,497		$3,895		$5,930		$10,053
Food Distribution Segment:
Net sales	$820,328	44.9%	$782,743	43.6%	$1,811,465	44.1%	$1,769,178	43.1%
Operating earnings	$19,227		$19,406		$45,083		$39,655
Retail Segment:
Net sales	$501,816	27.5%	$516,074	28.7%	$1,114,926	27.2%	$1,142,928	27.8%
Operating earnings	$10,896		$13,493		$3,267		$10,939
Total:
Net sales	$1,827,562	100.0%	$1,795,864	100.0%	$4,106,332	100.0%	$4,108,547	100.0%
Operating earnings	$32,620		$36,794		$54,280		$60,647

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		28 Weeks Ended
(In thousands)	July 16, 2016	July 18, 2015	July 16, 2016	July 18, 2015
Net earnings	$17,484	$20,261	$27,335	$30,588
Loss from discontinued operations, net of tax	76	46	185	166
Income taxes	10,743	11,619	16,770	18,303
Other expenses, net	4,317	4,868	9,990	11,590
Operating earnings	$32,620	$36,794	$54,280	$60,647
Adjustments:
LIFO expense	1,059	1,294	2,471	3,017
Depreciation and amortization	17,635	19,453	41,004	45,238
Merger integration and acquisition expenses	913	151	1,810	2,835
Restructuring charges (gains) and asset impairment	5,748	(336)	21,052	7,002
Fees and expenses related to tax planning strategies	—	569	—	569
Stock-based compensation	1,043	909	6,067	5,662
Other non-cash (gains) charges	(295)	(285)	76	(532)
Adjusted EBITDA	$58,723	$58,549	$126,760	$124,438
Reconciliation of operating earnings to adjusted EBITDA by segment:
Military:
Operating earnings	$2,497	$3,895	$5,930	$10,053
Adjustments:
LIFO expense	234	291	545	679
Depreciation and amortization	2,682	2,810	6,157	6,543
Merger integration and acquisition expenses	—	—	1	—
Restructuring gains and asset impairment	(291)	—	(259)	—
Fees and expenses related to tax planning strategies	—	75	—	75
Stock-based compensation	226	150	1,007	854
Other non-cash (gains) charges	(5)	6	203	103
Adjusted EBITDA	$5,343	$7,227	$13,584	$18,307
Food Distribution:
Operating earnings	$19,227	$19,406	$45,083	$39,655
Adjustments:
LIFO expense	551	669	1,288	1,559
Depreciation and amortization	4,827	6,169	11,297	14,705
Merger integration and acquisition expenses (benefit)	93	(1,151)	561	1,036
Restructuring charges (gains) and asset impairment	2,308	3	4,541	(278)
Fees and expenses related to tax planning strategies	—	282	—	282
Stock-based compensation	369	399	2,681	2,629
Other non-cash charges	25	6	201	41
Adjusted EBITDA	$27,400	$25,783	$65,652	$59,629
Retail:
Operating earnings	$10,896	$13,493	$3,267	$10,939
Adjustments:
LIFO expense	274	334	638	779
Depreciation and amortization	10,126	10,474	23,550	23,990
Merger integration and acquisition expenses	820	1,302	1,248	1,799
Restructuring charges (gains) and asset impairment	3,731	(339)	16,770	7,280
Fees and expenses related to tax planning strategies	—	212	—	212
Stock-based compensation	448	360	2,379	2,179
Other non-cash gains	(315)	(297)	(328)	(676)
Adjusted EBITDA	$25,980	$25,539	$47,524	$46,502

Notes: Adjusted EBITDA is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including deferred (stock) compensation, the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted EBITDA provides a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted EBITDA as an additional way to measure operating performance on an ongoing basis. Adjusted EBITDA is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted EBITDA and adjusted EBITDA by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted EBITDA format.

Adjusted EBITDA is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted EBITDA may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		28 Weeks Ended
(In thousands)	July 16, 2016	July 18, 2015	July 16, 2016	July 18, 2015
Operating earnings	$32,620	$36,794	54,280	60,647
Adjustments:
Merger integration and acquisition expenses	913	151	1,810	2,835
Restructuring charges (gains) and asset impairment	5,748	(336)	21,052	7,002
Fees and expenses related to tax planning strategies	—	569	—	569
Severance associated with cost reduction initiatives	11	—	690	—
Adjusted operating earnings	$39,292	$37,178	$77,832	$71,053
Reconciliation of operating earnings to adjusted operating earnings by segment:
Military:
Operating earnings	$2,497	$3,895	$5,930	$10,053
Adjustments:
Merger integration and acquisition expenses	—	—	1	—
Restructuring gains and asset impairment	(291)	—	(259)	—
Fees and expenses related to tax planning strategies	—	75	—	75
Severance associated with cost reduction initiatives	1	—	223	—
Adjusted operating earnings	$2,207	$3,970	$5,895	$10,128
Food Distribution:
Operating earnings	$19,227	$19,406	$45,083	$39,655
Adjustments:
Merger integration and acquisition expenses (benefit)	93	(1,151)	561	1,036
Restructuring charges (gains) and asset impairment	2,308	3	4,541	(278)
Fees and expenses related to tax planning strategies	—	282	—	282
Severance associated with cost reduction initiatives	—	—	206	—
Adjusted operating earnings	$21,628	$18,540	$50,391	$40,695
Retail:
Operating earnings	$10,896	$13,493	$3,267	$10,939
Adjustments:
Merger integration and acquisition expenses	820	1,302	1,248	1,799
Restructuring charges (gains) and asset impairment	3,731	(339)	16,770	7,280
Fees and expenses related to tax planning strategies	—	212	—	212
Severance associated with cost reduction initiatives	10	—	261	—
Adjusted operating earnings	$15,457	$14,668	$21,546	$20,230

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted operating earnings provide a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted operating earnings as an additional way to measure operating performance on an ongoing basis. Adjusted operating earnings is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted operating earnings and adjusted operating earnings by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted operating earnings format.

Adjusted operating earnings is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for operating earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Earnings from Continuing Operations to

Adjusted Earnings from Continuing Operations

(A Non-GAAP Financial Measure)

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended
	July 16, 2016		July 18, 2015
		Earnings from		Earnings from
	Earnings	continuing	Earnings	continuing
	from	operations	from	operations
	continuing	per diluted	continuing	per diluted
(In thousands, except per share data)	operations	share	operations	share
Earnings from continuing operations	$17,560	$0.47	$20,307	$0.54
Adjustments:
Merger integration and acquisition expenses	913		151
Restructuring charges (gains) and asset impairment	5,748		(336)
Fees and expenses related to tax planning strategies	—		569
Severance associated with cost reduction initiatives	11		—
Total adjustments	6,672		384
Tax planning strategies	—		(730)
Income tax effect on adjustments	(2,525)		(132)
Total adjustments, net of taxes	4,147	0.11	(478)	(0.01)
Adjusted earnings from continuing operations	$21,707	$0.58	$19,829	$0.53
* Includes rounding

	28 Weeks Ended
	July 16, 2016		July 18, 2015
		Earnings from		Earnings from
	Earnings	continuing	Earnings	continuing
	from	operations	from	operations
	continuing	per diluted	continuing	per diluted
(In thousands, except per share data)	operations	share	operations	share
Earnings from continuing operations	$27,520	$0.73	$30,754	$0.81
Adjustments:
Merger integration and acquisition expenses	1,810		2,835
Restructuring charges and asset impairment	21,052		7,002
Fees and expenses related to tax planning strategies	—		569
Severance associated with cost reduction initiatives	690		—
Total adjustments	23,552		10,406
Tax planning strategies	—		(730)
Income tax effect on adjustments	(8,953)		(4,038)
Total adjustments, net of taxes	14,599	0.39	5,638	0.15
Adjusted earnings from continuing operations	$42,119	$1.12	$36,392	$0.96
* Includes rounding

Notes: Adjusted earnings from continuing operations is a non-GAAP operating financial measure that the Company defines as earnings from continuing operations plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted earnings from continuing operations provide a meaningful representation of its operating performance for the Company. The Company considers adjusted earnings from continuing operations as an additional way to measure operating performance on an ongoing basis. Adjusted earnings from continuing operations is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted earnings from continuing operations is a performance measure that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted earnings from continuing operations format.

Adjusted earnings from continuing operations is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Capital Lease Obligations to Total Net Long-Term Debt and Capital

Lease Obligations

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

(In thousands)	July 16, 2016	January 2, 2016
Current maturities of long-term debt and capital lease obligations	$19,106	$19,003
Long-term debt and capital lease obligations	473,399	467,793
Total debt	492,505	486,796
Cash and cash equivalents	(23,816)	(22,719)
Total net long-term debt	$468,689	$464,077

Notes: Total net debt is a non-GAAP financial measure that is defined as long term debt and capital lease obligations plus current maturities of long-term debt and capital lease obligations less cash and cash equivalents. The Company believes investors find the information useful because it reflects the amount of long term debt obligations that are not covered by available cash and temporary investments.

Table 6: Reconciliation of Projected Earnings per Diluted Share from Continuing Operations to

Projected Adjusted Earnings per Diluted Share from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ending December 31, 2016
	Low	High
Earnings from continuing operations	$1.66	$1.77
Adjustments, net of taxes:
Restructuring and asset impairment	0.38	0.38
Merger integration and acquisition	0.03	0.03
Adjusted earnings from continuing operations	$2.07	$2.18